SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC  20549






                          FORM 8-K




                  Current Report Pursuant
               to Section 13 or 15(d) of the
              Securities Exchange Act of 1934





             Date of Report:  December 21, 1995
             (Date of Earliest Event Reported)


                   COACHMAN INCORPORATED
   (Exact Name of Registrant as Specified in its Charter)


                          DELAWARE
       (Sate or Other Jurisdiction of Incorporation)


                     1-9593
    73-1244422
                   (Commission File Number)
(I.R.S. Employer Identification No.)
301 NW 63rd ST., STE. 500
OKLAHOMA CITY, OKLAHOMA73116
(Address of Principal Executive Office)
(Zip Code)
(405) 840-4667
(Registrant's Telephone Number, Including Area Code)

                            NONE
(Former Name or Former Address, if Changed Since Last Report)


Item 2.  Acquisition of Assets.

On December 21, 1995, Coachman Incorporated, a Delaware corporation
(the "Corporation") closed the acquisition of all of the issued and outstanding stock of Olympic Mills Corporation and its affiliate Lutania Mills, Inc. (collectively "Olympic Mills") pursuant to a Stock Purchase Agreement dated December 21, 1995 (the "Agreement") for $5,462,460 in cash, $8,207,540 in notes due the Sellers and 6,000,000 shares of the Common Stock of the Corporation. The Sellers were Corporacion Inmobiliaria Textil ("Cintex"), a Puerto Rico corporation; Fideicomiso Hispamer ("Hispamer"), a Puerto Rico trust; OM Acquisition Corp.
("OM"), a Delaware corporation; Olympic Holding Corp. ("Holding"), a Puerto Rico corporation and Estampados Deportivos ("ED"), a Puerto
Rico corporation (collectively "the Sellers"). Under the Agreement the Corporation purchased all of the Common Stock of Olympic Mills from ED and provided the necessary capital in the form of cash, notes and stock for Olympic Mills to repay all sums due to the Sellers from Olympic Mills totally $3,570,400 and to redeem all of the Preferred Stock and Accumulated Dividends of Olympic Mills owned by the Sellers.

There is no material relationship between the Corporation and the Sellers other than after the closing Fundicion Francisco Carvajal as Trustee of Hispamer became the largest shareholder of the Corporation. The purchase price was $5,462,460 in cash and $8,207,540 in notes due the Sellers. In addition to the $8,207,540 notes due Sellers, there is a conditional note to Sellers for up to $1,000,000 if certain grants for purchase of new equipment and plant improvements made prior to Closing are funded by the Puerto Rico government to Olympic Mills. The note evidencing the Grant Amount will be due 5 years from the closing date, will bear interest at an annual rate of 7%, payable quarterly and will be secured by a subordinated lien on all the furniture and equipment of Olympic Mills.

The purchase price was determined in negotiations between the Sellers and the Corporation.

The Sources of the funds used to close the acquisition were loans of $2,000,000 and $854,000 from Congress Credit Corporation, a loan of $8,207,540 from the Sellers, $1,500,000 from the sale of 3,747,650 shares of common stock of the Corporation in a private placement, $250,000 from the sale of 2,500 shares of preferred stock of the Corporation in a private placement and $250,974 in funds of the Corporation.

Olympic Mills is a vertically integrated textile and apparel manufacturer in Puerto Rico which operates two vertical mills and a cut and sew operation. It is Puerto Rico's leading manufacturer of underwear, T-shirts, school uniforms and polo shirts under the trade names Grana underwear, America Project underwear and sportswear and Olympic
Mills. The Corporation will continue to operate Olympic Mills as its subsidiary and Yabucoa Industries, Inc. and Lutania Mills, Inc. will operate as subsidiaries of Olympic Mills Corporation.


Item 7.  Financial Statements and Exhibits.

It is impracticable to provide the financial statements and pro forma financial information required by Item 7(a) and (b) at the time of filing this Form 8-K. This information will be provided not later than 60 days after the date this Form 8-K must be filed.


         c.   Exhibits.


2.1 Stock Purchase and Redemption Agreement dated December 21, 1995 ("P") - To be filed using Form SE in accordance with Rule 201 of Regulation S-T, pursuant to a Temporary Hardship
         Exemption.




                         SIGNATURES

                          FORM 8-K

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                  COACHMAN
INCORPORATED
                                  (Registrant)



January 3, 1996                   By:         /s/ Dennis D.
Bradford
                                       Dennis D. Bradford
                                       Chief Executive Officer

c.       Exhibits.

Number             Description of Exhibit

2.1 Stock Purchase and Redemption Agreement dated December 21, 1995 ("P") - To be filed using Form SE in accordance with Rule 201 of Regulation S-T, pursuant to a Temporary Hardship
         Exemption.